UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 19, 2015 (October 13, 2015)

Springleaf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive
offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Scott T. Parker as Executive Vice President and Chief Financial Officer; Replacement of Macrina (Minchung) Kgil as Chief Financial Officer

On October 13, 2015, Springleaf Holdings, Inc. (“SHI”, and together with its affiliates, “Springleaf”), and, solely for certain purposes, Springleaf Financial Holdings, LLC (“SFH”), entered into an employment agreement (the “Employment Agreement”) with Scott T. Parker pursuant to which Mr. Parker will commence service as Executive Vice President of SHI and its subsidiaries (including Springleaf Finance Corporation (“SFC”)) effective as of a mutually agreeable date not later than November 15, 2015 (the “Start Date”).  Mr. Parker will succeed Macrina (Minchung) Kgil in the role of Chief Financial Officer of SHI effective as of the later of the Start Date or the business day following the date on which Springleaf files its quarterly report on Form 10-Q for the quarter ending September 30, 2015.  Ms. Kgil will continue to serve as Executive Vice President of SHI and its subsidiaries and the chief financial officer of the Springleaf subsidiaries (including SFC).

Mr. Parker, age 48, joins Springleaf from CIT Group, Inc. (“CIT”), a financial holding company with more than $65 billion in assets, where he served as Executive Vice President and Chief Financial Officer since July 2010.  Prior to joining CIT, Mr. Parker most recently served as Chief Operating Officer and Chief Financial Officer of Cerberus Operations and Advisory Company LLC, an affiliate of Cerberus Capital Management, LP, from March 2006 to July 2010.  Before joining Cerberus in 2006, Mr. Parker spent 17 years in various financial leadership roles within the industrial and financial services businesses at General Electric Company, most recently as the Chief Financial Officer for GE Capital Solutions.  Prior to GE Capital Solutions, Mr. Parker was Chief Financial Officer of GE Corporate Financial Services.

There is no arrangement or understanding between Mr. Parker and any other person pursuant to which he was selected as an officer of Springleaf. There are no family relationships between Mr. Parker and any executive officer or director of Springleaf. There have been no transactions between Mr. Parker and Springleaf which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Parker Employment Agreement

Pursuant to the terms of the Employment Agreement, Mr. Parker will serve for an initial term beginning on the Start Date and ending on December 31, 2019.  The Employment Agreement will be automatically renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least ninety days before the expiration of the then-current term.

The Employment Agreement provides that Mr. Parker will receive an annual base salary of $400,000 and will be eligible to participate in Springleaf’s annual bonus program, provided that Mr. Parker will be eligible to receive a minimum annual cash bonus of $1,350,000 for each of 2015 and 2016, subject in each case to the achievement of reasonable performance objectives and his continued employment through the applicable payment dates.  The Employment Agreement also provides that Mr. Parker will be eligible to participate in all retirement and welfare plans and paid-time off policies as are made available to Springleaf’s executive officers.  Mr. Parker will also receive relocation benefits under Springleaf’s corporate relocation policy and, prior to Mr. Parker’s relocation, a temporary housing allowance not to exceed $4,000 a month for a maximum of one year.  In addition, to compensate Mr. Parker for compensation lost as a result of his leaving his prior employer to join Springleaf, Mr. Parker will receive a one-time equity grant on the Start Date of a number of service-based restricted stock units (“S-RSUs”) with a grant date value of $5,600,000.  The S-RSUs will vest in four equal installments on each of the first four anniversaries of the Start Date, provided that Mr. Parker remains employed through each vesting date, subject to accelerated vesting upon certain terminations without cause or due to death or disability.

In connection with his execution of the Employment Agreement, Mr. Parker also received a grant of partnership profits interests (the “Incentive Units”) in SFH, which will provide Mr. Parker with benefits (in the form of distributions) only if SFH makes distributions that exceed specified threshold amounts. In connection with the grant of Incentive Units to Mr. Parker, each of Jay N. Levine, Springleaf’s President and CEO, and John C. Anderson, Springleaf’s General Counsel and Head of Capital Markets, transferred a portion of their Incentive Units back to SFH.  Mr. Parker’s right to receive distributions in respect of the Incentive Units will cease as of the earlier of the termination of his employment with Springleaf for any reason (other than death) or the termination of employment with Springleaf of each of Messrs. Levine and Anderson.  Any Incentive Units held by Mr. Parker will be forfeited in the event that he does not commence employment with Springleaf by the Start Date.

The Employment Agreement provides that if Mr. Parker’s employment is terminated by Springleaf without “cause” (as defined in the Employment Agreement) or by Mr. Parker for “good reason” (as defined below), and if Mr. Parker executes a general release of claims in a form acceptable to Springleaf and continues to comply with all applicable restrictive covenants, he will be eligible to receive (i) continued base salary payments for twelve months, (ii) any earned but unpaid annual bonus for the prior calendar year, (iii) if such termination occurs prior to December 31, 2016, the annual bonus for the year in which such termination occurs (subject to pro-ration based on the number of days served during such year if such termination occurs on or after January 1, 2016 but prior to March 5, 2016), and (iv) if such termination occurs on or after January 1, 2017, the annual bonus for the year in which such termination occurs, pro-rated based on the average of the annual bonuses paid to him for the three years prior to such termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).  Mr. Parker will also be eligible to participate in Springleaf’s Executive Severance Plan, provided that any severance amounts payable to Mr. Parker under the Executive Severance Plan will be reduced by the severance amounts payable to Mr. Parker under the terms of the Employment Agreement.

For purposes of the Employment Agreement, “Good Reason” means, in summary: (i) a material reduction in Mr. Parker’s position which materially reduces his level of responsibility, title or authority with or in Springleaf that has not been corrected within fifteen days after receipt of written notice thereof from Mr. Parker, (ii) any material breach by Springleaf of its obligations under the Employment Agreement (including a material reduction in base salary) that has not been corrected within thirty days after written notice thereof from Mr. Parker, or (iii) the relocation of Mr. Parker’s principal place of employment by more than sixty miles.

The Employment Agreement provides that Mr. Parker will not compete with Springleaf for one year following the termination of his employment for any reason.  In addition, the Employment Agreement provides that Mr. Parker will not solicit Springleaf’s employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason.  The Employment Agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and mutual non-disparagement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)

By:	/s/ Minchung (Macrina) Kgil
Name: Minchung (Macrina) Kgil
Title: Executive Vice President and Chief Financial Officer

Date: October 19, 2015